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                                                                EXHIBIT 2.10

                      [LETTERHEAD OF ANSALDO TRASPORTI SpA]


AFC/98/246/BT/sb


                                                 Messrs.
                                                 LA COMPAGNIE DES SIGNAUX
                                                 29, Rue Galilee
                                                 75116 PARIS
                                                 FRANCE
                                                 Attention:  M. Yazid Sabeg

Subject:  Put-Call Option Agreement (Interest Version)

Gentlemen:

As you know, we have entered into a Put-Call Option Agreement (Interest Version) on or about 11 December 1996 in conjunction with our exchange of shares of CS Transport S.A. from you, under which you currently hold 2,000,000 shares in Ansaldo Signal N.V. Such agreement gives you the right to require us to purchase such shares from you at any time after June 30, 1998 until the "Expiration Date" which is defined as June 30, 1999. You have agreed to extend the date when you may first exercise such put until January 31, 1999. In consideration of your so agreeing, we agreed that the "Exercise Price" in such agreement of FF
111.302.500 for all the shares covered by the put should be increased by FF
3.278.100 (being 5% interest on the Exercise Price multiplied by 215/365 representing the extended period).

To effect the foregoing agreement, the following amendments are hereby made to our Put-Call Option Agreement (Interest Version):

Section 1:

In the definition of "Exercise Price", "the amount equal to FF 111.302.500" is changed to "the amount equal to FF 114.580.600".

Section 3.1(a):

Is amended to read in full as follows: "At any time and from time to time from and after January 31, 1999 and until 11:59 p.m., Paris time, on the Expiration Date, Signaux may exercise Options, on any Business Day, for all or any part of the shares of Common Stock subject hereto".



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All the dispositions and conditions existing in the Put-Call Option Agreement
(Interest Version) which are not modified directly or indirectly by the present amendment remain unchanged.

Ansaldo Trasporti shall be liable for any necessary fiscal registration Procedure and/or fiscal notification (if any) to be made in compliance with the substantive laws of the State of New York or any other applicable law related to the present amendment and shall pay all documentary, stamp or similar issue or taxes, if any, that may be imposed with respect to the issue or delivery for this amendment and shall indemnify and hold Signaux and its affiliates harmless form any taxes, interest and penalties (except taxes, interest or penalties imposed in France on the payment or accrual of the "Exercise Price") as a result of the failure or delay by Ansaldo to omit any obligation of fiscal registration or fiscal filing or to pay taxes.

To confirm that this letter accurately sets forth our mutual understanding, please sign and return the enclosed copy.

Very truly yours,



Ansaldo Trasporti S.p.A.


By  /s/ Illegible
    -------------

Naples, October 6, 1998


Accepted and agreed:

LA COMPAGNIE DES SIGNAUX


By  /s/ Illegible
    -------------

Paris, October  , 1998




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                      [LETTERHEAD OF ANSALDO TRASPORTI SpA]


Messrs.
LA COMPAGNIE DES SIGNAUX
29, Rue Galilee
75116 PARIS
FRANCE
Attention:  M. Yazid Sabeg

Subject:  Put-Call Option Agreement (Interest Version)

Gentlemen:

As you know, we have entered into a Put-Call Option Agreement (Interest Version) on or about 11 December 1996 in conjunction with our exchange of shares of CS Transport S.A. from you, under which you currently hold 2,000,000 shares in Ansaldo Signal N.V. Such agreement gave you the right to require us to purchase such shares from you at any time after June 30, 1998 until the "Expiration Date" which is defined as June 30, 1999. As per our letter of October 6, 1998, accepted by you, you have agreed to extend the date when you may first exercise such put until January 31, 1999. In consideration of your so agreeing, we agreed that the "Exercise Price" in such agreement of FF 111.302.500 for all the shares covered by the put should be increased by FF 3.278.100 (being 5% interest on the Exercise Price multiplied by 215/365 representing the extended period).

Further to our recent discussions, you have agreed to extend the date for the first exercise of such put until December 30, 1999 and the Expiration Date to June 30, 2000. In consideration of your so agreeing, we agree that the "Exercise Price" as above increased to FF 114.580.600 for all the shares covered by the put, shall be further increased by FF 5.242.455 (being 5% interest on the Exercise Price as modified on October 6, 1998 multiplied by 334/365 representing the extended period).

To effect the foregoing agreement, the following amendments are hereby made to our Put-Call Option Agreement (Interest Version):

Section 1:

In the definition of "Exercise Price", "the amount equal to FF 111.302.500" , subsequently changed to the amount equal to FF 114.580.600, is changed to "the amount equal to FF 119.823.055".

In the definition of "Expiration Date" Expiration Date shall mean June 30, 2000.




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Section 3.1(a):

Is amended to read in full as follows: "At any time and from time to time from and after December 30, 1999 and until 11:59 p.m., Paris time, on the Expiration Date, Compagnie des Signaux may exercise Options, on any Business Day, for all or any part of the shares of Common Stock subject hereto".

All the dispositions and conditions existing in the Put-Call Option Agreement (Interest Version) which are not modified directly or indirectly by the present amendment remain unchanged.

However, we commit ourselves to request Finmeccanica to provide Compagnie des Signaux with a new guarantee in the form of the existing guarantee for the Exercise Price, and modified as per the terms and conditions of the present letter, up to the Expiration Date, namely June 30, 2000.

The renewal of the existing guarantee to be given by Finmecanica shall be provided to Compagnie des Signaux on or before the 28th of February 1999. In the event such guarantee has not been issued at this latter date, Ansaldo Trasporti's letter dated October 6, 1998 will remain in full effect and Compagnie des Signaux will have the right to exercise its put option as per such letter at any time from February 28, 1999, at an exercise price equal to FF 114.580.600, to be increased with 5% interest from January 31, 1999 until the date of the exercise by Compagnie des Signaux of its put option.

Ansaldo Trasporti shall be liable for any necessary fiscal registration procedure and/or fiscal notification (if any) to be made in compliance with the substantive laws of the State of New York or any other applicable law related to the present amendment and shall pay all documentary, stamp or similar issue or taxes, if any, that may be imposed with respect to the issue or delivery for this amendment and shall indemnify and hold Signaux and its affiliates harmless form any taxes, interest and penalties (except taxes, interest or penalties imposed in France on the payment or accrual of the "Exercise Price") as a result of the failure or delay by Ansaldo to omit any obligation of fiscal registration or fiscal filing or to pay taxes.

Ansaldo Trasporti represents that no filing or registration procedure is necessary under the United States Securities Act of 1933 in connection with this letter agreement extending the Put-Call Option Agreement (Interest Version). In addition, Ansaldo Trasporti shall continue to be fully liable as set forth in the Put-Call Option Agreement (Interest Version) for filing and/or registration procedures to be made in compliance with the United States Securities Act of 1933.

In the event that evidence in support of the foregoing representation has not been given to Compagnie des Signaux by April 30, 1999, Compagnie des Signaux will have the right to exercise its put option at any time from April 30, 1999 at an exercise price equal to FF 114.580.600, to be increased with 5% interest from January 31, 1999 until the date of the exercise by Compagnie des Signaux of its put option.





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To confirm that this letter accurately sets forth our mutual understanding, please sign and return the enclosed copy.

Very truly yours,



Ansaldo Trasporti S.p.A.


By  /s/ Illegible
    -------------

Naples, 27.01.1999


Accepted and agreed:

LA COMPAGNIE DES SIGNAUX


By  /s/ Illegible
    -------------

Paris, 9.02.1999